UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 598-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Centra Financial Holdings, Inc. (“Centra” or the “Company”) held a special meeting of shareholders (the “Meeting”) on June 6, 2011 in Morgantown, West Virginia. At the Meeting, shareholders voted on the proposed Agreement and Plan of Merger between Centra and United Bankshares, Inc. The proposal is described in detail in the Proxy Statement mailed to shareholders on or about May 4, 2011 and filed with the Securities and Exchange Commission on that same day. The voting results for the proposals appear below.

Proposal 1

To approve and adopt the Agreement and Plan of Reorganization dated as of December 15, 2010, or the merger agreement, between Centra and United Bankshares, Inc, or United Bankshares, the merger and the other transactions contemplated thereby. The merger agreement provides that Centra will merge with and into UBC Holding Company, Inc., a subsidiary of United Bankshares, upon the terms and subject to the conditions set forth in the merger agreement.

For	Against	Abstentions	Broker Non-Votes
6,324,870	658,766	1,181	—

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2011	Centra Financial Holdings, Inc.

By /s/ Darren K Williams
Darren K Williams, Vice President and
Chief Financial Officer